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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 25, 2002

Neon Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31531 (Commission file number)	04-3523408 (I.R.S. Employer Identification No.)
2200 West Park Drive, Westborough, Massachusetts (Address of principal executive offices)	01581 (Zip code)

(508) 616-7800
(Registrant's telephone number, including area code)

Item 5.    Other Events

        On January 22, 2002, Neon Communications, Inc. (the "Registrant") issued a press release announcing that it was in discussions with Nortel Networks, Inc. ("Nortel") to obtain a waiver for the $7.3 million payment due on December 31, 2001 to Nortel under a promissory note between the Registrant's subsidiary, NEON Optica, Inc., and Nortel in order to conserve cash for operations while the Registrant continues to work with Credit Suisse First Boston to evaluate financing and restructuring alternatives to fully fund its business plan. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 7.    Exhibits.

(c)
Exhibits

Item No.	Exhibit List
99.1	Press Release of Neon Communications, Inc. dated as of January 22, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Neon Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEON COMMUNICATIONS, INC.
	By:	/s/ STEPHEN E. COURTER Name: Stephen E. Courter Title: Chairman and Chief Executive Officer
Date: January 25, 2002

Exhibit Index

Item No.	Exhibit List
99.1	Press Release of Neon Communications, Inc. dated as of January 22, 2002.

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SIGNATURE
Exhibit Index